Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
AMENDMENT NO.1 TO CONSULTING AGREEMENT
This Amendment No.1 (this “Amendment”) to the Consulting Agreement (the “Consulting Agreement”) dated May 18, 2020, effective as of May 11, 2020, by and between Myovant Sciences GmbH, having a registered office at Viaduktstrasse 8, 4051 Basel, Switzerland (“Myovant”), and Sumitovant Biopharma, Inc., having an office at 151 W. 42nd Street, 15th Floor, New York NY 10036 (“Sumitovant” or “Consultant”), is being entered into effective as of November 11, 2020, by and between Myovant and Sumitovant.
All capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the Consulting Agreement. The Consulting Agreement is hereby amended as follows:
1.Section 2.1 is hereby amended and restated in its entirety to the following:
Subject to the terms and provisions set forth below in this Section 2, the term of Consultant’s engagement will begin on May 11, 2020 and continue until March 31, 2021 or such earlier time when Myovant notifies Consultant that it has hired a permanent Chief Commercial Officer and the Individual Consultant has completed its transitioned all responsibilities to such permanent Chief Commercial Officer.
2.Section 3.1 is hereby amended and restated in its entirety to the following:
In consideration of the Services provided by Consultant, Myovant shall provide Consultant with $[***]/hour (the “Fee”).
All other provisions of the Consulting Agreement shall continue in full force and effect. The provisions of 5-17 of the Consulting Agreement shall apply to this Amendment as if included in this Amendment.
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IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be duly executed as of the date set forth.

Myovant Sciences GmbH (“Myovant”)		Sumitovant Biopharma, Inc. “Consultant”)
By:	/s/ Elke Hunsche	By:	/s/ Tara Soni
Name:	Elke Hunsche	Name	Tara Soni
Title	VP, Global Market Access & HEOR	Title	Head of Legal
Date:	11/9/2020	Date:	11/6/2020

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